EXHIBIT 10.25

                              CONSULTING AGREEMENT

                  THIS AGREEMENT is made as of March 27, 2002 by and between IT Technology, Inc. a Delaware Corporation (the "Company") and Kensington Capital Corp. (hereinafter referred to as "Kensington" or the "Consultant"). RECITALS:

         A. The Company requires financial services consulting to build the value of the Company for the benefit of its shareholders; and Kensington agrees to perform consulting services related to corporate finance, market making and other financial service matters, upon the request of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required.

         B. The Consultant is an broker/dealer who has provided investment and merchant banking services for a number of companies; and

         C. Is a market maker in electronic pink sheets, bulletin board and NASDAQ small capitalization companies; and

         D. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to investment banking; and

         E. The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant on a non-exclusive basis; and

NOW, THEREFORE, in consideration of mutual promises and covenants set forth below, and other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

         1. RECITALS. The Recitals to this Agreement are hereby incorporated into this Agreement as though full restated herein.

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         2. ENGAGEMENT. The Company hereby engages the Consultant, and the
Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

         3. TERM. The term of this Agreement shall begin on the date hereof and shall continue until August 31, 2003.

         4. CONSULTING SERVICES COMPENSATION.
            ---------------------------------

                           (A) The Company shall pay to Consultant as
                  compensation for its services under this Agreement One Million and Seven Hundred Thousand (1,700,000) shares of its restricted common stock, which shall be issued as follows: (i) Seven Hundred and Fifty Thousand (750,000) shares upon execution of this Agreement and (ii) a further Nine Hundred and Fifty Thousand (950,000) shares 90 days after the execution of this agreement.

                           (B) A fee of $25,000 receipt of $12,500 which is
                  acknowledged by the Consultant, with the balance of $12,500 payable within 30 days from the date of this Agreement.

                           (C) Payments of $2500 per month for each month during
                  the term hereof, commencing from the date hereof, (the "Monthly Fees'). The Monthly Fees shall accrue from the date of this agreement and shall commence being payable 30 days from the date of this Agreement, provided however, that in the event The Company shall have an amount of less the than $50,000 in working capital available, the Monthly Fees shall continue to be accrued, but shall not be payable until The Company has replenished its working capital as stated above, at which time it will continue to pay the Monthly Fees at an increased rate of $5,000 per month or as otherwise determined between The Company and the Consultant, until such time as The Company has caught up with any accrued Monthly Fees outstanding.

                           (D) The Company may in the future provide the
                  Consultant with such additional compensation as the Company and the Consultant shall mutually agree for: (i) any successful capital raising activities by the Consultant on behalf of the Company as a result of its Consultant services hereunder or (ii) any additional services by the Consultant not provided for in this Agreement.

         5. DUTIES. Pursuant to the terms of this Agreement, Consultant's duties hereunder shall include consulting services related to corporate finance and other financial service matters (the "Consulting Services"), at the request of the Board of Directors or its designee and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required. The Consulting Services shall


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include, but not be limited to strategic planning, planning meetings with investment community, assisting the Company's management in designing the Company's Business Plan and "growth-by-Acquisition" strategy. Consulting Services shall also include the preparation or assistance in the preparation of a Company Corporate Profile, Fact Sheets, and Shareholder Letters.

         6. NATURE OF ENGAGEMENT; NON-EXCLUSIVITY. The Company is engaging the Consultant as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship between the parties. The services to be provided will not be in connection with the offer or sale of securities in a capital-raising transaction. Consultant acknowledges and agrees that this Agreement is non-exclusive with respect to the Company and that nothing contained herein shall prohibit the Company from engaging another party to perform investment banking or advisory services, including services similar to the Consulting Services being rendered by the Consultant, during the term hereof.

         7. EXPENSES. Upon receipt of requests from the consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing its duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any expenses.

         8. NOTICES. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, returned receipt requested, Federal Express (or similar courier), telegram r receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

                           To the Company:           Jonathan Herzog
                                                     IT Technology, Inc.
                                                     34-36 Punt Road
                                                     Windsor, Victoria 3181
                                                     Melbourne,  Australia
                                                     01161418418540
                                                     01161395337900

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                           To the Consultant:        Abraham Silver
                                                     Kensington Capital Corp.
                                                     4910 13th Avenue
                                                     Brooklyn, New York 11219
                                                     718-436-2111

Any notice otherwise delivered shall be deemed given when actually received by recipient.

         9. MISCELLANEOUS.

            (A) GOVERNING LAW. This Agreement shall be governed by interpreted and enforced in accordance with laws of the Sate of California.

            (B) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

            (C) CONFIDENTIALITY. Except as may otherwise be required by law, the specific provisions of this Agreement shall remain strictly confidential. Notwithstanding the foregoing, the parties agree that Consultant shall disclose that it is being compensated by the Company in all of its promotional releases to the public, in accordance with the Act. Neither the company nor the Consultant shall, wither directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

            (D) ASSIGNMENT. The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties.
Notwithstanding any provisions of this Agreement to the contrary, however, the Consultant shall be entitles to provide that any funds payable or stock issuable to it pursuant to this Agreement shall instead be paid or issued to its designee.

            (E) COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

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            (F) SEVERABILITY. If any terms, condition or provision of this
Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


/s/ Robert Petty
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ON BEHALF OF I.T. TECHNOLOGY, INC.
BY:  ROBERT PETTY
ITS: PRESIDENT

/s/ Abraham Silver
----------------------------------
KENSINGTON CAPITAL CORP.
BY:  ABE SILVER
ITS: PRINCIPAL